     As filed with the Securities and Exchange Commission on June 5, 1997
                                                  Registration No. 333-______
-----------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                      __________

                                       FORM S-8
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                      __________

                          COLORADO GAMING & ENTERTAINMENT CO.
                (Exact name of registrant as specified in its charter)

              DELAWARE                                    84-1246293
  (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                   Identification Number)

                                    UNION TERRACE
                         12596 WEST BAYAUD AVENUE, SUITE 450
                             LAKEWOOD, COLORADO 80228
                --------------------------------------------------
                (Address of Principal Executive Offices)(Zip Code)
                                      __________

               COLORADO GAMING & ENTERTAINMENT CO.  MANAGEMENT INCENTIVE
                          AND NON-EMPLOYEE DIRECTOR STOCK PLAN
                                (Full title of the plan)
                                      __________

                                 STEPHEN J. SZAPOR, JR.
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          COLORADO GAMING & ENTERTAINMENT CO.
                                    UNION TERRACE
                         12596 WEST BAYAUD AVENUE, SUITE 450
                              LAKEWOOD, COLORADO 80228
                                      __________

                             TELEPHONE:  (303) 716-5600
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)


                                      COPY TO:

                                   Steven E.  Segal
                            LeBoeuf, Lamb, Greene & MacRae
                          633 Seventeenth Street, Suite 2000
                                Denver, Colorado  80202
                               Telephone: (303) 291-2600

                            CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
    Title of securities        Amount to be     Proposed maximum           Proposed maximum              Amount of
      to be registered          registered     price per share(1)     aggregate offering price(1)   registration fee(2)
-----------------------------------------------------------------------------------------------------------------------
  Common Stock, par value
    $.01 per share                416,667            $4.25                   $1,770,834.75                $536.62
-----------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h), based on an assumed price of $4.25 per share, which represents the most recent sale of the common stock as reported on the Nasdaq Bulletin Board, which was on April 22, 1997.
(2) Registration fee is calculated on the basis of 1/33 of 1% of the proposed maximum aggregate offering price of $1,770,835.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

               (a) The Registrant's Annual Reprot on Form 10-K for the fiscal year ended December 31, 1996 (File No.0-28068).

               (b) The following report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant document referred to in (a) above: The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No.0-28068).

               (c) The description of the Registrant's Common Stock contained in the Registrant's Report on Form 10/A filed April 13, 1996 pursuant to Section 12(g) of the Exchange Act.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

     Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority of a quorum of directors who were not parties to such proceeding, (b) if such quorum cannot be obtained or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the corporation. The Amended and Restated Certificate of Incorporation and the By-Laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 5th day of June, 1997.

                                            COLORADO GAMING & ENTERTAINMENT CO.


                                            By:  /s/  STEPHEN J. SZAPOR, JR.
                                               --------------------------------
                                               Stephen J. Szapor, Jr.,
                                               President and Chief Executive
                                                 Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Szapor, Jr. and Alan L. Mayer and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and as of the date indicated.

          Signature                         Title                    Date
          ---------                         -----                    ----

/s/  STEPHEN J. SZAPOR, JR.      Chief Executive Officer and     June 5, 1997
-------------------------------  President
Stephen J. Szapor, Jr.

/s/  FRANKLIN S. WIMER           Director                        June 5, 1997
-------------------------------
Franklin S. Wimer


/s/  STEVE LEONARD               Director                        June 5, 1997
-------------------------------
Steve Leonard


/s/  PHILIP J. DIBERARDINO       Director                        June 5, 1997
-------------------------------
Philip J.  DiBerardino

/s/  MARK VAN HARTSEVELT         Director                        June 5, 1997
-------------------------------
Mark Van Hartsevelt


/s/  ROBERT J. STEPHENS          Vice President of Finance       June 5, 1997
-------------------------------  (Principal Financial Officer
Robert J. Stephens               and Principal Accounting
                                 Officer)

                               INDEX TO EXHIBITS

 Exhibit
 Number                                  Description
 --------                                -----------
   4.1 Colorado Gaming & Entertainment Co. Management Incentive and Non-Employee Director Stock Plan (incorporated by reference to
            Exhibit 10.25 to the Company's Registration Statement on Form 10 (File No. 0-28068)).

  24.1      Consent of Arthur Andersen LLP

  25.1      Powers of Attorney -- included in Part II of Registration Statement.